Calculation of Filing Fee Tables
S-3
V2X, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.000087
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	4	Other	Warrants	457(r)				0.000087
Fees to be Paid	5	Other	Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and such indeterminate number of units as may be sold by the registrant from time to time at indeterminate prices. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. In reliance on and in accordance with Rules 456(b) and Rule 457(r) of the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all registration fees. All registration fees will be paid subsequently on a "pay as you go" basis.

[2]	See Note 1.

[3]	See Note 1.

[4]	See Note 1.

[5]	See Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date